EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Announces Downgrade of
Majestic Insurance Co. Rating By A.M. Best

HAMILTON, Bermuda, December 18, 2009 – CRM Holdings, Ltd. (the “Company” or “CRMH”) (Nasdaq: CRMH) today announced that A.M. Best Co. has downgraded the financial strength rating (“FSR”) of Majestic Insurance Company (“Majestic”), the Company’s primary insurance subsidiary, to B++ (Good) from A- (Excellent) and Majestic’s issuer credit rating (“ICR”) to “bbb” from “a-”. A.M. Best also downgraded the FSR of Twin Bridges (Bermuda), Ltd. (“Twin Bridges”), the Company’s reinsurance subsidiary, to B+ (Good) from B++ (Good) and Twin Bridges’ ICR to “bbb-” from “bbb”.

“These rating actions reflect A.M. Best’s concern over the potential impact on Majestic and Twin Bridges due to the issues faced by their affiliates, Compensation Risk Managers LLC (“CRM LLC”) and CRMH. The issues stem from a ’Notice of Imminent Enforcement Action’ filed by the New York State Office of the Attorney General, which intends to file civil claims against CRMH and CRM LLC and certain directors and officers to seek redress of allegedly unlawful practices. Furthermore, the New York State Workers’ Compensation Board (“WCB”) has commenced a lawsuit against CRM LLC and its affiliates on its behalf and in its capacity as successor in interest to the workers’ compensation group’s self-insurance trusts in New York, which were previously managed by CRM LLC,” A.M. Best said in its announcement.

A.M. Best also downgraded the ICRs to “bb” from “bbb-” of CRMH, Embarcadero Insurance Holdings, Inc. (“Embarcadero”) and CRM USA Holdings, Inc. (“CRM USA”), and downgraded the debt ratings to “b+” from “bb” for the trust preferred securities of CRM USA and the surplus notes of Embarcadero.

All ratings have been placed under review with negative implications.

“We are extremely disappointed by A.M. Best’s downgrades, particularly because these actions were based on the Attorney General’s Notice of Imminent Action and the WCB’s lawsuit, both of which contain allegations that we believe are without merit. We will aggressively pursue resolution of these matters. Majestic will continue to offer the same excellent service we have been providing for over 20 years to our first rate broker network and their clients.” said James J. Scardino, the Company’s Chief Executive Officer.

A.M. Best ratings are directed toward the concerns of policyholders and insurance agencies and are not intended for the protection of investors or as a recommendation to buy, hold or sell securities.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 954-1343

Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2008, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.